EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Russo, Karen M. Muller and Jennifer Marre and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to sign the Registration
Statement on Form S-8 of Lehman Brothers Holdings Inc. filed concurrently herewith, and any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any Registration Statement previously filed by the Registrant or a predecessor in interest, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: December 2, 1998

                      Signature                                    Title

/s/             RICHARD S. FULD, JR.            Chief Executive Officer and
                Richard S. Fuld, Jr.              Chairman of the Board of
                                                  Directors
                                                  (principal executive officer)

/s/                 JOHN L. CECIL               Chief Financial and
                    John L. Cecil                 Administrative Officer
                                                  (principal financial and
                                                   accounting officer)

/s/              MICHAEL L. AINSLIE             Director
                 Michael L. Ainslie

/s/                 JOHN F. AKERS               Director
                    John F. Akers

/s/               ROGER S. BERLIND              Director
                  Roger S. Berlind

/s/             THOMAS H. CRUIKSHANK            Director
                Thomas H. Cruikshank

                                                Director
                    Henry Kaufman

/s/             HIDEICHIRO KOBAYASHI            Director
                Hideichiro Kobayashi

/s/               JOHN D. MACOMBER              Director
                  John D. Macomber

                                                Director
                    Dina Merrill